                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                              DYNAMOTION/ATI CORP.,

                              PMC ELECTRONICS, INC.

                                       AND

                          SIEB & MEYER ELEKTRONIK GMBH

                               SEPTEMBER 27, 1996

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
1.       Purchase of the Purchased Assets ................................     1
         1.1      Purchase of the Purchased Assets .......................     1
         1.2      The Excluded Assets ....................................     2
         1.3      Purchased Assets Free of Liens .........................     2
         1.4      Assumption of Specified Liabilities ....................     2
         1.5      Excluded Liabilities ...................................     3
         1.6      Consideration for the Purchased Assets .................     3

2.       The Closing     .................................................     3

3.       Representations and Warranties of Seller ........................     3
         3.1      Organization and Existence .............................     3
         3.2      Authorization of Seller ................................     4
         3.3      No Conflict or Violation ...............................     4
         3.4      Consents and Approvals .................................     4
         3.5      No Actions or Proceedings Related to the Agreements ....     4
         3.6      Violation of Applicable Law ............................     4
         3.7      Books and Records ......................................     5
         3.8      Financial Statements and Other Information .............     5
         3.9      No Material Adverse Change .............................     5
         3.10     Absence of Certain Changes or Events ...................     5
         3.11     The Purchased Assets ...................................     6
         3.12     Condition and Possession of the Purchased Assets .......     6
         3.13     Leases .................................................     7
         3.14     Assumed Contracts ......................................     7
         3.15     Customers and Suppliers ................................     7
         3.16     Insurance ..............................................     7
         3.17     Permits ................................................     7
         3.18     Intellectual Property ..................................     8
         3.19     Employees and Related Matters ..........................     8
         3.20     Anticipated Receipts by Seller .........................     8
         3.21     Full Disclosure ........................................     9

4.       Representations and Warranties of Purchaser .....................     9
         4.1      Organization and Existence of Purchaser ................     9
         4.2      Authority of Purchaser .................................     9
         4.3      No Conflict or Violation ...............................     9
         4.4      Consents and Approvals .................................     9
         4.5      No Actions or Proceedings Related to the Agreements ....    10
         4.6      Capitalization of Purchaser ............................    10

5.       Covenants of Seller ....................................................      10
         5.1      Due Diligence Investigation ...................................      10
         5.2      Conduct of Business ...........................................      10
         5.3      Third Party Consents ..........................................      10
         5.4      Payments of Remaining Account Receivable Owed to Sieb & Meyer .      10

6.       Conditions Precedent to Purchaser's Performance ........................      11
         6.1      Accuracy of Representations and Warranties ....................      11
         6.2      Performance of Seller .........................................      11
         6.3      Consents and Permits ..........................................      11
         6.4      Absence of Litigation .........................................      11
         6.5      Absence of Material Adverse Changes ...........................      11
         6.6      Updates to Schedule of Exceptions .............................      11
         6.7      Execution of Transfer Documents ...............................      11
         6.8      Minimum Working Capital .......................................      12
         6.9      Execution of Lease ............................................      12
         6.10     Payment of Rents ..............................................      12
         6.11     Payroll Obligations ...........................................      12
         6.12     Additional Agreements .........................................      12

7.       Conditions Precedent to Seller's Performance ...........................      12
         7.1      Accuracy of Purchaser's Representations and Warranties ........      12
         7.2      Performance of Purchaser ......................................      13
         7.3      Absence of Litigation .........................................      13
         7.4      Execution of Assumption Documents .............................      13
         7.5      Additional Agreements .........................................      13

8.       Indemnification ........................................................      13
         8.1      Indemnification by Seller .....................................      13
         8.2      Indemnification by Purchaser ..................................      14
         8.3      Claims for Indemnity ..........................................      14
         8.4      Insurance Proceeds ............................................      14
         8.5      Defense of Claimed Breaches ...................................      14
         8.6      Limitations on Indemnification ................................      14
         8.7      Indemnification Exclusive .....................................      15

9.       Covenant Not to Compete ................................................      15
         9.1      Covenant Not to Compete .......................................      15
         9.2      Reasonableness of Restrictions ................................      15
         9.3      Injunctive Relief .............................................      15

10.      Miscellaneous Provisions ...............................................      16
         10.1     Business Terms Going Forward ..................................      16
         10.2     Purchaser to Act as Agent for Seller ..........................      16

         10.3     Termination Prior to Closing .........................      16
         10.4     Further Assurances ...................................      16
         10.5     Bulk Sales Law .......................................      16
         10.6     No Third Party Beneficiaries .........................      17
         10.7     Confidentiality; Press Releases and Announcements ....      17
         10.8     Taxes  ...............................................      17
         10.9     Survival of Representations and Warranties ...........      17
         10.10      Expenses ...........................................      17
         10.11      Entire Agreement ...................................      17
         10.12      Governing Law and Choice of Forum ..................      17
         10.13      Interpretation .....................................      17
         10.14      Waiver and Amendment ...............................      18
         10.15      Assignment .........................................      18
         10.16      Notices ............................................      18
         10.17      Severability .......................................      19
         10.18      Counterparts .......................................      19

EXHIBITS

         Exhibit A         Form of Bill of Sale
         Exhibit B         Assumption Agreement

SCHEDULES

         Schedule of Payables

         Schedule of Assumed Contracts

         Schedule of Other Assumed Liabilities

         Schedule of Exceptions

         Schedule of Tangible Property

         Schedule of Benefit Plans

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of September 27, 1996, by and among Dynamotion/ATI Corp., a New York corporation ("Seller"), PMC Electronics, Inc., a Delaware corporation ("Purchaser") and Sieb & Meyer Elektronik GmbH, a German corporation ("Sieb & Meyer").

                                 R E C I T A L S
                                 ---------------

         A. Seller, through its PMC division (the "PMC Division"), the principal executive offices of which are located at 4460 Lake Forest, Suite 228, Cincinnati, Ohio 45242, develops and sells computerized control systems for a wide range of production machinery.

         B. Purchaser was formed on September 25, 1996 as a wholly owned subsidiary of Sieb & Meyer for the purpose of effecting the transactions contemplated by this Agreement.

         C. Purchaser desires to purchase all of the assets, and to assume certain specified liabilities, of the PMC Division from Seller on the terms and subject to the conditions of this Agreement, and Seller desires to sell all of the assets, and assign certain specified liabilities, of the PMC Division to Purchaser on the terms and subject to the conditions of this Agreement.

                                A G R E E M E N T
                                -----------------

         In consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, the parties, intending to be legally bound, agree as follows:

         1. PURCHASE OF THE PURCHASED ASSETS

                  1.1. PURCHASE OF THE PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, at the Closing (as such term is defined in Section 2 below), Seller shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, all of Seller's right, title and interest in and to all of the assets, rights and claims (other than the Excluded Assets, as such term is defined in Section 1.2 below) used by, useful in or allocated to the PMC Division (collectively, the "Purchased Assets"), including without limitation, the following:

                  (i) all raw materials, parts, supplies, inventory, work-in-process, finished goods and tooling;

                  (ii) all accounts receivable, notes receivable and other receivables, all prepaid items, deposits and similar assets;

                  (iii) all furniture, furnishings, fixtures, machinery, vehicles, equipment and other items of tangible property located at the offices or other facilities of the PMC Division;

                  (iv) all customer lists, supplier lists, catalogs, price lists, brochures and related sales materials;

                  (v) all telephone and facsimile numbers, including "800" numbers, all telephone directory listings and similar listings pertaining to the PMC Division, and all post office boxes, used in connection with the PMC Division;

                  (vi) all PMC Intellectual Property (as such term is defined in Section 3.18 below), including without limitation, all rights to the names "PMC" and "Production Machine Controls" and other names utilizing "PMC" or "Production Machine Controls";

                  (vii) all of Seller's contract rights in and to open sales orders and sales contracts;

                  (viii) all of Seller's rights under each of the Assumed Contracts (as such term is defined in Section 1.4 below);

                  (ix) all Permits (as such term is defined in Section 3.17 below), to the extent transferable;

                  (x) all Books and Records (as such term is defined in Section 3.7 below); and

                  (xi)     the goodwill of the PMC Division.

                  1.2. THE EXCLUDED ASSETS. The foregoing notwithstanding, but without waiving or limiting the minimum working capital condition set forth in
Section 6.8, the Purchased Assets shall not include cash on hand or in bank accounts (the "Excluded Assets").

                  1.3. PURCHASED ASSETS FREE OF LIENS. Except as otherwise specifically provided in this Agreement, all of the Purchased Assets shall be transferred by Seller to Purchaser free and clear of any claims, liens, pledges, options, charges, security interests, restrictions, encumbrances or other rights of third parties, of any kind or nature ("Encumbrances").

                  1.4. ASSUMPTION OF SPECIFIED LIABILITIES. Purchaser shall, on and as of the Closing Date, expressly assume and agree to pay, perform or otherwise discharge as the same shall become due in accordance with their respective terms, all of the following liabilities, obligations and commitments of Seller, but only such liabilities, obligations and commitments (the "Assumed Liabilities"):

                  (i) the accounts payable listed on the Schedule of Payables attached hereto;

                  (ii) Seller's liabilities, obligations and commitments arising under the contracts listed on the Schedule of Assumed Contracts attached hereto (the "Assumed Contracts"); and

                  (iii) the liabilities and obligations listed on the Schedule of Other Assumed Liabilities attached hereto.

                  1.5. EXCLUDED LIABILITIES. Except for the Assumed Liabilities, Purchaser shall not assume or be responsible for any liabilities, obligations or commitments of Seller, whether arising before, on or after the Closing Date, and all such liabilities, obligations and commitments (the "Excluded Liabilities") shall remain the exclusive liabilities, obligations and commitments of Seller.

                  1.6. CONSIDERATION FOR THE PURCHASED ASSETS. Subject to the terms and conditions hereof, at the Closing, as consideration for the sale, transfer, assignment and delivery of the Purchased Assets to Purchaser, Purchaser shall (i) assume the Assumed Liabilities, (ii) pay to Seller Three Hundred Thousand Dollars ($300,000) by wire transfer to such account as Seller may designate and (iii) deem the Assigned Account Receivable (as such term is defined in Section 4.6 below) to be paid in full. The purchase price shall be allocated among the Purchased Assets in the manner required by Section 1060 of the Internal Revenue Code and the regulations thereunder.

         2. THE CLOSING. Subject to the satisfaction of the conditions set forth in Sections 6 and 7 hereof, the closing of the sale and purchase of the Purchased Assets (the "Closing") shall take place at the Orange County office of Riordan & McKinzie on September 30, 1996 and shall be effective as of 12:01 a.m. on October 1, 1996 (the "Closing Date"). At the Closing, Seller shall deliver to Purchaser a Bill of Sale in substantially the form attached hereto as Exhibit A and such other instruments of transfer as may be reasonably necessary to transfer to Purchaser all of Seller's right, title and interest in and to the Purchased Assets, all in form and substance reasonably satisfactory to Purchaser and duly executed by Seller, against delivery by Purchaser to Seller of the payment provided for in Section 1.6 hereof. At the Closing, Purchaser shall deliver to Seller an Instrument of Assumption in substantially the form attached hereto as Exhibit B and such other instruments of assumption as may be reasonably necessary to evidence Purchaser's assumption of the Assumed Liabilities, all in the form and substance reasonably satisfactory to Seller and duly executed by Purchaser.

         3. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that, except to the extent otherwise set forth on the schedule of exceptions attached hereto (the "Schedule of Exceptions"), the following statements are true and correct:

                  3.1. ORGANIZATION AND EXISTENCE. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Seller has the requisite corporate power and authority to own the Purchased Assets and operate the PMC

Division as presently conducted. Seller is qualified to do business as a foreign corporation in Ohio and each other jurisdiction in which the conduct of the business of the PMC Division or the ownership of the Purchased Assets makes such qualification necessary.

                  3.2. AUTHORIZATION OF SELLER. Seller has full power, authority and legal right and capacity to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                  3.3. NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby, will result in (i) a violation of, or a conflict with, Seller's Articles of Incorporation or Bylaws, (ii) a breach of, or a default (or an event which, with notice or lapse of time or both would constitute a default) under or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under, any contract or Permit to which Seller is a party or by which the Purchased Assets or the PMC Division is bound or affected, (iii) a violation by Seller of any applicable law, statute, code, ordinance, rule, regulation or order whether federal, state, local or other ("Laws"), or a violation by Seller of any order, judgment, writ, injunction, decree or award to which Seller is a party or by which the Purchased Assets or the PMC Division are bound, or (iv) an imposition of any Encumbrance on the Purchased Assets.

                  3.4. CONSENTS AND APPROVALS. No consent, Permit, approval or authorization of, or declaration, filing, application, transfer or registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Seller by virtue of its execution, delivery and performance of this Agreement or to avoid the loss of any Permit, or the violation, breach or termination of, or the creation of Encumbrances on any Purchased Assets pursuant to the terms of, any Law, or to enable Purchaser to own the Purchased Assets and continue the operation of the PMC Division on and after the Closing Date in substantially the same manner as it is presently conducted by Seller.

                  3.5. NO ACTIONS OR PROCEEDINGS RELATED TO THE AGREEMENTS. There are no pending or, to Seller's knowledge, threatened actions, claims, lawsuits, proceedings, arbitrations, mediations or other disputes ("Actions"), whether private or public, affecting the PMC Division or the Purchased Assets or which could reasonably be expected to affect the enforceability of this Agreement or Seller's ability to consummate the transactions contemplated by this Agreement.

                  3.6. VIOLATION OF APPLICABLE LAW. Seller's operation of the PMC Division and ownership and/or use of the Purchased Assets is in compliance with all Laws (including, but not limited to, environmental Laws). Seller has not received any notice from or otherwise been advised that any governmental authority or other person is claiming any violation or potential violation of any Law. Seller has delivered to the Purchaser a copy of the Phase I environmental investigation relating to the facility occupied by the PMC Division.

                  3.7. BOOKS AND RECORDS. Seller has made and kept Books and Records pertaining to the PMC Division, which, in reasonable detail, accurately and fairly reflect, in all material respects, the activities and transactions of the PMC Division, the Purchased Assets, the Assumed Liabilities and the financial condition and results of operations of the PMC Division. As used herein, "Books and Records" means all books, ledgers, files, records, manuals and other materials (in any form or medium) maintained by Seller with respect to the business of the PMC Division or the Purchased Assets, including, but not limited to, any and all correspondence, personnel records, purchasing records, credit information, vendor lists, operation and quality control records and procedures, research and development files, intellectual property disclosures and documentation, accounting records and systems, litigation files, sales order files, purchase order files, advertising materials, catalogs, price lists, brochures, mailing lists, customer lists, distribution lists, sales and promotional materials and all other records utilized by Seller in connection with the PMC Division and all computer hardware, software and data files necessary to access or review or continue to compile or utilize any of the foregoing.

                  3.8. FINANCIAL STATEMENTS AND OTHER INFORMATION. Seller has furnished to Purchaser copies of the monthly financial statements for the PMC Division for March, April, May, June and July 1996 (the "Financial Statements"). The Financial Statements are complete and correct, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods, and fairly present in all material respects the financial condition of the PMC Division as of the dates thereof and the results of operations of the PMC Division for the periods covered by the statements of income contained therein. All reserves made by Seller in the Financial Statements are appropriate and adequate for all known or anticipated liabilities. Seller has provided and disclosed to Purchaser, its accountants and other representatives all material facts and information relating to the preparation of the Financial Statements.

                  3.9. NO MATERIAL ADVERSE CHANGE. Since July 31, 1996, there have been no changes in the condition, financial or otherwise, of the PMC Division, or in its prospects, earnings or properties, whether or not arising from transactions in the ordinary course of business, that, individually or in the aggregate, have been, or could reasonably be expected to be, materially adverse to the prospects, earnings, properties or condition, financial or otherwise, of the PMC Division.

                  3.10. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since July 31, 1996, there has not been any:

                           (i) transaction by Seller in connection with the
conduct of the PMC Division except in the ordinary course of business;

                           (ii) destruction, damage to, or loss of any material
asset of Seller (whether or not covered by insurance) used in the PMC Division;

                           (iii) labor dispute or other event or condition of
any character materially and adversely affecting the prospects, earnings, properties or condition, financial or otherwise, of the PMC Division;

                           (v) increase in the salary or other compensation
payable or to become payable by Seller to any of its officers, consultants, contractors or employees employed in the PMC Division, or the declaration, payment, commitment or obligation of any kind for the payment, by Seller, of a bonus or other additional salary or compensation to any such person;

                           (vi) amendment or termination of any contract or
Permit related to either the Purchased Assets or the PMC Division, except in the ordinary course of business;

                           (vii) grant of any preferential rights to purchase
any of the assets, properties or rights (including management and control thereof) related to the PMC Division, or requiring the consent of any party to the transfer or assignment of any such assets, properties or rights (including management and control thereof);

                           (viii) agreement by Seller to do any of the things
described in clauses (i) through (vii), above;

                           (ix) failure to pay or satisfy when due any
obligation of the PMC Division;

                           (x) citation or notice of threatened citation
received for any violations or alleged violations of any Law or by any governmental entity or agency;

                           (xi) claim incurred for damages or alleged damages
for actual or alleged negligence or other tort or breach of contract (whether or not fully covered by insurance); or

                           (xii) other event or condition of any character which
it is reasonable to expect will or could, individually or in the aggregate, materially and adversely affect the Purchased Assets or the PMC Division.

                  3.11. THE PURCHASED ASSETS. Seller either owns or holds under leases or licenses all of the material properties used by in the PMC Division and all such properties other than the Excluded Assets are included in the Purchased Assets. Seller has good, indefeasible and marketable title to all of the Purchased Assets, free and clear of all Encumbrances. The Schedule of Tangible Property attached hereto lists the furniture, furnishings, fixtures, machinery, vehicles, equipment and other items of tangible property located at the offices or other facilities of the PMC Division and included in the Purchased Assets, as shown on Seller's books.

                  3.12. CONDITION AND POSSESSION OF THE PURCHASED ASSETS. The Purchased Assets are adequate and sufficient for the operation of the business of the PMC Division as presently conducted by Seller. Seller enjoys peaceful and undisturbed possession of all of the

Purchased Assets. None of the Purchased Assets is subject to any commitment or other arrangement for their use by any affiliated party of Seller or any third party. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER EXCLUDES AND DISCLAIMS ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SELLER MAKES NO WARRANTIES OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

                  3.13. LEASES. True and complete copies of all leases, subleases, and other occupancy or lease agreements under which Seller leases, subleases, occupies or uses any real or personal property included in the Purchased Assets, including all amendments, modifications, renewals and extensions thereof (the "Leases") have been previously furnished to Purchaser. All of the Leases are legal, valid and binding obligations of the parties thereto and are in full force and effect. There is no existing default, violation or breach under any Lease nor any event or condition which after notice or lapse of time or both would constitute such a default, violation or breach.

                  3.14. ASSUMED CONTRACTS. True and complete copies of all Assumed Contracts and all material contracts of the PMC Division with customers, suppliers, vendors, and employees including all amendments, modifications, renewals or extensions thereof, have been previously furnished to Purchaser. All of the Assumed Contracts are enforceable, legal, valid and binding obligations of the parties thereto and are in full force and effect.

                  3.15. CUSTOMERS AND SUPPLIERS. A true and correct list of all of the customers and suppliers of the PMC Division during the twelve full months prior to the date hereof, indicating the existing contractual arrangements with each, has been previously furnished to Purchaser. The PMC Division has no outstanding contracts with any customers or suppliers which require payments in excess of $10,000 on an annualized basis. There are no outstanding disputes with any major customer or supplier and no major customer or supplier has refused to do business with the PMC Division or has stated its intention not to continue to do business with or increase or reduce its purchases from or sales to the PMC Division or Purchaser upon consummation of the transactions contemplated hereby. Seller has no reason to believe that any customer account of the PMC Division is not collectible in accordance with its terms except to the extent of any reserves reflected in the Financial Statements. No existing contractual arrangement with a customer of the PMC Division other than purchase orders which will be filled within twelve months contains any fixed price arrangement.

                  3.16. INSURANCE. Purchaser has been provided with a true and complete list and summary of all insurance policies currently maintained by Seller with respect to the PMC Division or the Purchased Assets.

                  3.17. PERMITS. Seller holds, free from all Encumbrances and burdensome restrictions, all permits, licenses, qualifications, approvals, authorizations, orders, consents, and other rights from, and filings with, any governmental authority necessary for the lawful and efficient operation of the PMC Division as presently conducted or the ownership of the Assets ("Permits"). A true and complete list of all Permits has been furnished to Purchaser.

                  3.18. INTELLECTUAL PROPERTY. Seller owns, has a license for, or rightfully possesses all designs, drawings, patterns, processes, trade names, trademarks, copyrights, patents, licenses, patent applications, trademark registrations, trade secrets, inventions, know-how, formulae and other information and intellectual property necessary and sufficient for the lawful and efficient operation of the PMC Division as presently conducted, including all rights to the name "PMC" and other names utilizing "PMC" (the "PMC Intellectual Property"), without any known conflict with the rights of others. There are no outstanding licenses or agreements of any kind relating to Seller's grant of any of its rights, title and interest in and to any PMC Intellectual Property. Seller has not received any communication alleging that it has violated or, by operating the business of the PMC Division, would violate, any of the proprietary rights of any other person or entity.

                  3.19. EMPLOYEES AND RELATED MATTERS. Purchaser has been provided with a list of the names, current annual salaries, bonuses, employee benefits, accrued vacation times, sick pay and other compensation, date of hire and location of all the present employees of Seller who provide services to the PMC Division. The Schedule of Benefit Plans attached hereto includes a true and complete list of all pension, bonus, profit sharing, stock option and employee benefit plans maintained by Seller or to which Seller contributes or is required to contribute ("Benefit Plans"). All Benefit Plans have been maintained and administered in compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other applicable Laws. There are no employment or consulting contracts or arrangements, including pensions, bonus or profit sharing plans, or other severance or termination contracts or arrangements which may constitute contractual obligations of Seller relating to the PMC Division which are not terminable on 30 days' notice or less. There are no collective bargaining agreements with any union or other bargaining group for any of Seller's employees employed in the PMC Division, nor is Seller aware of any efforts by any such employees to organize or participate in any of the foregoing. To the best knowledge of Seller, no employee of the PMC Division is in violation of any of its obligations to, or any employment agreement with, a prior employer. Seller has conducted the business of the PMC Division in compliance with all Laws pertaining to the employment of employees, including, without limitation, all Laws relating to labor relations, equal employment practices, fair employment practices, entitlements, COBRA, prohibited discrimination, ERISA, terms and conditions of employment, wages and hours, and other similar employment practices and acts, and Seller is not engaged in any unfair labor practices and is not a party to any Action involving a violation or alleged violation of any of the foregoing Laws. There are no pending or, to Seller's knowledge, threatened Actions against Seller by any employee with respect to any matter arising out of, relating to or in connection with such employee's employment by Seller.

                  3.20. ANTICIPATED RECEIPTS BY SELLER. Seller is a party to an agreement with a customer pursuant to which such customer has agreed to pay to Seller at least $1,500,000 prior to the date hereof. Although such payment has not been received to date, Seller is not aware of any reason that such payment will not be made and believes in good faith that it will receive such payment prior to October 31, 1996.

                  3.21. FULL DISCLOSURE. No representation, warranty or other statement of Seller contained in this Agreement or any other document, certificate or written statement furnished to Purchaser in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser and Sieb & Meyer represent and warrant to Seller that the following statements are true and correct:

                  4.1. ORGANIZATION AND EXISTENCE OF PURCHASER. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Sieb & Meyer is a Gesellshaft mit beschrankter Haftung, duly formed and validly existing under German law. Purchaser and Sieb & Meyer have all requisite corporate power to enter into and perform this Agreement and the transactions contemplated hereby. Purchaser was formed for the purpose of consummating the transactions contemplated by this Agreement and has conducted no business except in connection therewith.

                  4.2. AUTHORITY OF PURCHASER. Purchaser and Sieb & Meyer have full power, authority and legal right and capacity to enter into this Agreement, to perform their obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by Purchaser and Sieb & Meyer and no further corporate action is necessary on the part of Purchaser or Sieb & Meyer to make this Agreement valid and binding upon them in accordance with its terms. This Agreement has been duly executed and delivered by Purchaser and Sieb & Meyer and constitutes a valid and binding obligation of Purchaser and Sieb & Meyer, enforceable against each of them in accordance with its terms.

                  4.3. NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in (i) a violation of, or a conflict with, Purchaser's Certificate of Incorporation or Bylaws, (ii) a violation by Purchaser or Sieb & Meyer of any Law, or (iii) a violation by Purchaser or Sieb & Meyer of any order, judgment, writ, injunction decree or award to which Purchaser or Sieb & Meyer is a party.

                  4.4. CONSENTS AND APPROVALS. No consent, permit, approval or authorization of, or declaration, filing, application, transfer or registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Purchaser or Sieb & Meyer by virtue of their execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  4.5. NO ACTIONS OR PROCEEDINGS RELATED TO THE AGREEMENTS. There is no pending or, to Purchaser's or Sieb & Meyer's knowledge, threatened Action affecting Purchaser or Sieb & Meyer which could reasonably be expected to affect the enforceability of this Agreement or which could reasonably be expected to materially and adversely affect Purchaser's or Sieb & Meyer's ability to consummate the transactions contemplated by, or to perform their obligations under, this Agreement.

                  4.6. CAPITALIZATION OF PURCHASER. Sieb & Meyer has capitalized, or prior to the Closing will capitalize, Purchaser, by contributing and/or lending to Purchaser a cash amount at least equal to the cash to be paid to Seller pursuant to Section 1.6 and by assigning the right to receive $700,000 of the amounts owed to Sieb & Meyer by Seller for products sold to Seller by Sieb & Meyer, including interest thereon (the "Assigned Account Receivable") to Purchaser. At such time as Purchaser deems the Assigned Account Receivable to be paid in full as contemplated by Section 1.6, the parties agree that the balance of the amount owed by Seller to Sieb & Meyer for products delivered on or prior to September 30, 1996 will be $500,000 (the "Remaining Account Receivable").

         5. COVENANTS OF SELLER

                  5.1. DUE DILIGENCE INVESTIGATION. From and after the date hereof until the Closing Date, Seller shall (i) grant Purchaser and its counsel, accountants and other representatives full access during normal business hours to all properties, Books and Records, contracts, Permits and other documents of or relating to the PMC Division and the Purchased Assets and (ii) furnish or cause to be furnished to Purchaser and its representatives all data and information concerning the business of the PMC Division, its finances and properties as may reasonably be requested.

                  5.2. CONDUCT OF BUSINESS. From and after the date hereof until the Closing Date, Seller will carry on the business of the PMC Division diligently, in the ordinary course and in substantially the same manner as it has previously been conducted. Without limiting the generality of the foregoing, Seller shall use reasonable efforts to (i) preserve the business of the PMC Division intact, and (ii) preserve the present relationships between the PMC Division and its customers, suppliers, employees and others having business relationships with Seller.

                  5.3. THIRD PARTY CONSENTS. Seller shall take, as promptly as possible, all action to obtain all waivers, Permits, consents, approvals, authorizations and clearances and to effect all registrations, filings and notices with or to third parties or governmental, regulatory or public bodies or authorities which are, in the reasonable opinion of Purchaser, necessary or desirable in connection with the transactions contemplated by this Agreement.

                  5.4. PAYMENTS OF REMAINING ACCOUNT RECEIVABLE OWED TO SIEB & MEYER. Seller shall pay the Remaining Account Receivable as soon as and to the extent Seller has available cash flow; provided, however, that in any event Seller shall pay in full the Remaining Account Receivable on or prior to December 31, 1996. Sieb & Meyer shall not impose any interest charge with respect to the Remaining Account Receivable; provided, however, that to the extent any portion of the Remaining Account Receivable has not been paid by December 31, 1996, Sieb & Meyer shall be entitled to interest at the rate of 8% per annum from and after January 1, 1997 and shall be entitled to pursue any and all lawful remedies to collect such unpaid account.

         6. CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE. The obligation of Purchaser to purchase the Purchased Assets pursuant to this Agreement is subject to the satisfaction, at or before the Closing Date, of all of the following conditions:

                  6.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Seller in this Agreement or in any written Schedule or statement delivered to Purchaser by Seller under this Agreement shall be true, correct and not materially misleading on and as of the Closing Date as though made on the Closing Date.

                  6.2. PERFORMANCE OF SELLER. Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                  6.3. CONSENTS AND PERMITS. All agreements, waivers, approvals, authorizations, assurances and consents of third parties and all Permits necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained by Seller in form and substance reasonably satisfactory to Purchaser.

                  6.4. ABSENCE OF LITIGATION. No Action shall have been instituted or threatened which (i) questions the validity or enforceability of the transactions contemplated hereby, (ii) materially and adversely affects the Purchased Assets or the PMC Division, (iii) is reasonably likely to result in any material liability to Purchaser if the transactions contemplated by this Agreement are consummated, or (iv) could reasonably be expected to adversely affect Purchaser's ability to own the Purchased Assets following the Closing Date.

                  6.5. ABSENCE OF MATERIAL ADVERSE CHANGES. There shall not have occurred any damage, destruction or loss which has (whether or not covered by insurance) materially and adversely affected the Purchased Assets nor any material adverse change in the business of the PMC Division nor shall there exist any event or condition of any character which, individually or in the aggregate, could reasonably be expected to materially and adversely affect the assets, properties, financial condition, operating results or prospects of the PMC Division.

                  6.6. UPDATES TO SCHEDULE OF EXCEPTIONS. Seller shall have delivered to Purchaser a revised Schedule of Exceptions reflecting any and all changes thereto necessary to make the Schedule of Exceptions accurate as of the Closing Date; provided, however, that nothing herein shall relieve Seller of any liability hereunder due to the fact that the Schedule of Exceptions was not true and correct, or was materially misleading, as of the date hereof. Purchaser shall have approved all changes to the Schedule of Exceptions.

                  6.7. EXECUTION OF TRANSFER DOCUMENTS. Seller shall have executed and delivered to Purchaser a Bill of Sale in substantially the form attached hereto as Exhibit A and such other assignments, certificates of title and any and all other instruments of conveyance and transfer as shall have been required by Purchaser in order to effectively convey and transfer to Purchaser the Purchased Assets, free and clear of all Encumbrances. Without limiting the generability of the foregoing, Seller shall deliver to Purchaser releases, in form and substance satisfactory to Purchaser from IBJ Schroder, Coast Business Credit and any other creditor with a security interest in any of the Purchased Assets, which release shall confirm the release of all such security interests and shall include a covenant to take all reasonable action, including without limitation, the filing of termination statements, necessary to evidence such release.

                  6.8. MINIMUM WORKING CAPITAL. Purchaser shall have received a working capital schedule, certified by the Chief Financial Officer of Seller, listing as of the Closing Date (a) all of the accounts payable, accrued paid time off and miscellaneous expenses as set forth in the balance sheet dated as of the Closing Date (collectively, the "Selected Current Liabilities") and (b) all of the accounts receivable (including interest accrued in connection therewith), prepaid expenses and other assets and other currents assets as set forth in the balance sheet as of the Closing Date (collectively, the "Selected Current Assets"). As of the Closing Date, the working capital of the PMC Division (defined for the purposes of this Agreement only as the Selected Current Assets minus the Selected Current Liabilities) shall be at least equal to One Dollar ($1.00).

                  6.9. EXECUTION OF LEASE. Purchaser shall have entered into a lease (or a sublease with Seller) of the facility (the "PMC Facility") currently leased by the PMC Division on terms and conditions acceptable to Purchaser.

                  6.10. PAYMENT OF RENTS. Seller shall pay any amounts due to Miller-Valentine Partners ("Lessor") on or prior to the Closing Date in connection with Seller's lease with Lessor of the PMC Facility.

                  6.11. PAYROLL OBLIGATIONS. Seller shall pay the payroll for the PMC Division through and including the Closing Date (excluding any obligation with respect to paid time off).

                  6.12. ADDITIONAL AGREEMENTS. Seller shall have executed and delivered to Purchaser (a) an agreement (the "Joint Development Agreement") between Seller and Purchaser regarding the joint development of products between Seller and Purchaser, and (b) an agreement (the "Pricing Agreement") between Seller and Purchaser regarding the pricing terms of certain products to be sold by Purchaser to Seller after the Closing Date.

         7. CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE. The obligation of Seller to sell and transfer the Purchased Assets under this Agreement is subject to the satisfaction, at or before the Closing Date, of all the following conditions:

                  7.1. ACCURACY OF PURCHASER'S REPRESENTATIONS AND WARRANTIES. All representations and warranties by Purchaser contained in this Agreement shall be true, correct and not materially misleading on and as of the Closing Date as though made on the Closing Date.

                  7.2. PERFORMANCE OF PURCHASER. Purchaser shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or before the Closing Date.

                  7.3. ABSENCE OF LITIGATION. No Action shall have been instituted or threatened which (i) questions the validity or enforceability of the transactions contemplated hereby, (ii) materially and adversely affects Purchaser's business, or (iii) is reasonably likely to result in any material liability to Seller if the transactions contemplated by this Agreement are consummated.

                  7.4. EXECUTION OF ASSUMPTION DOCUMENTS. Purchaser shall have executed and delivered to Seller an Instrument of Assumption in substantially the form attached hereto as Exhibit B and such other instruments of assumption as may be reasonably necessary to evidence Purchaser's assumption of the Assumed Liabilities.

                  7.5. ADDITIONAL AGREEMENTS. Purchaser shall have executed and delivered to Seller the Joint Development Agreement and the Pricing Agreement.

         8. INDEMNIFICATION

                  8.1. INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold harmless Purchaser, Sieb & Meyer and Purchaser's and Sieb & Meyer's respective affiliates, officers, directors, partners, agents, employees, attorneys and representatives, and their respective heirs, executors, administrators, successors and assigns (collectively, "Purchaser Indemnified Parties"), and shall reimburse each Purchaser Indemnified Party, on demand, for any claim, demand, loss, liability, damage or expense, including without limitation, interest, penalties and reasonable attorneys', accountants' and experts' fees and costs of investigation incurred as a result thereof ("Damages"), resulting from, arising from or relating to the following: (i) the Excluded Liabilities; (ii) the operation of the PMC Division on or prior to the Closing Date; (iii) any breach or default in the performance by Seller of any covenant or agreement of Seller contained herein, or in any Schedule or Exhibit hereto, or in any other instrument delivered or to be delivered by or on behalf of Seller pursuant hereto; (iv) any breach of warranty or inaccurate or erroneous representation made by Seller herein, or in any Schedule or Exhibit hereto, or in any other instrument delivered or to be delivered by or on behalf of Seller pursuant hereto; (v) the failure to comply with any applicable bulk sale or transfer Law in connection with the transactions contemplated hereby; and (vi) any liability arising out of any and all Actions, demands, judgments, costs and expenses incident to any of the foregoing; provided, however, that the foregoing indemnification obligation shall not apply to the Assumed liabilities.

                  8.2. INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify, defend and hold harmless Seller and all of Seller's affiliates and their respective officers, directors, partners, agents, employees, attorneys and representatives, and their respective heirs, executors, administrators, successors and assigns (collectively, "Seller Indemnified Parties"), and shall reimburse each Seller Indemnified Party, on demand, for any Damages resulting from, arising from or relating to the following: (i) the Assumed Liabilities; (ii) the operation of the PMC Division after the Closing Date; (iii) any breach or default in the performance by Purchaser of any covenant or agreement of Purchaser contained herein, or in any Schedule or Exhibit hereto, or in any other instrument delivered or to be delivered by or on behalf of Purchaser pursuant hereto; (iv) any breach of warranty or inaccurate or erroneous representation made by Purchaser herein, or in any Schedule or Exhibit hereto, or in any other instrument delivered or to be delivered by or on behalf of Purchaser pursuant hereto; and (v) any liability arising out of any and all Actions, demands, judgments, costs and expenses incident to any of the foregoing.

                  8.3. CLAIMS FOR INDEMNITY. Whenever a claim for Damages shall arise for which one party (the "Indemnified Party") shall be entitled to indemnification hereunder, the Indemnified Party shall notify the other party hereto (the "Indemnifying Party") in writing within 30 days of the first receipt of notice of such claim, and in any event within such shorter period as may be necessary for the Indemnifying Party to take appropriate action to resist such claim. Such notice shall specify all facts known to the Indemnified Party giving rise to such indemnity rights and shall estimate the amount of the liability arising therefrom. The right of the Indemnified Party to indemnification and the estimated amount thereof, as set forth in this notice, shall be deemed agreed to by the Indemnifying Party unless, within 30 days after the mailing of such notice, the Indemnifying Party shall notify the Indemnified Party in writing that it disputes the right of the Indemnified Party to indemnification. If the Indemnified Party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same, or if unable to do so within 20 days of the Indemnifying Party's delivery of notice of a dispute, such dispute shall be settled by binding arbitration before a single arbitrator in the County of Hamilton, State of Ohio, in proceedings conducted by the American Arbitration Association and pursuant to such organization's rules for commercial disputes, and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by the Indemnifying Party.

                  8.4. INSURANCE PROCEEDS. Neither party shall be entitled to indemnification for any claim for Damages for which it would otherwise be entitled to indemnification hereunder to the extent that such party has received insurance proceeds covering such Damages.

                  8.5. DEFENSE OF CLAIMED BREACHES. For purposes of this Section, any assertion of fact and/or law by a third party which, if true, would constitute a breach of a representation or warranty made by a party to this Agreement shall, on the date that assertion is made, immediately invoke that party's obligation to protect, defend, hold harmless and indemnify the other party to this Agreement.

                  8.6. LIMITATIONS ON INDEMNIFICATION. No amount may be recovered by any Indemnified Party under this Section 8 unless and until the aggregate amount of the Damages suffered by such Indemnified Party exceeds $10,000, whereupon such Indemnified Party shall be entitled to recover all Damages in excess of such amount; provided that the maximum aggregate amount of Damages for which any Indemnified Party shall be entitled to indemnification shall in no event exceed $1,000,000. Seller's liability for indemnification under clauses (iii) and (iv) of Section 8.1 shall expire on the first day of the first month which begins twenty-four (24) months after the Closing Date as to all claims not asserted by written notice specifying the basis for such claim and referring to this Agreement by such date, except for obligations arising or under Section 3.2 hereof, the second sentence of Section
3.11 hereof and Section 9 hereof.

                  8.7. INDEMNIFICATION EXCLUSIVE. Following the Closing, the indemnification provisions of this Section 8 shall be the exclusive remedy for any breach of any representation, warranty, covenant or agreement made in this Agreement.

         9. COVENANT NOT TO COMPETE

                  9.1. COVENANT NOT TO COMPETE. Seller shall not, for a period of five years from the Closing Date, directly or indirectly, own, manage, finance, operate, join, control or participate in the ownership, management, financing, operation or control of, or connected in any manner with, any business that competes with the PMC Division in the areas of business in which the PMC Division operates as of the Closing Date; provided, however, that this
Section 9.1 shall not preclude Seller from developing, for use in its own products and not for separate resale to others, computerized control systems which do not incorporate any proprietary technology owned by Purchaser. For purposes of this Agreement, the term "compete" shall mean (i) calling on, soliciting or taking away, as a client or customer any individual or entity that was a client or customer of the PMC Division, during the 24 calendar month period immediately preceding any such act for the purpose of competing with Purchaser; (ii) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of Purchaser either on behalf of itself or any other person or entity; or (iii) entering into or attempting to enter into any business substantially similar to or competing in any way with the business of the PMC Division, either alone or with any individual or entity in the areas of business in which the PMC Division operates as of the Closing Date.

                  9.2. REASONABLENESS OF RESTRICTIONS. Seller agrees that the restrictions set forth in Section 9.1, above are reasonable and not burdensome and that they are properly required to protect the goodwill of the business of the PMC Division for Purchaser. In the event that such restrictions are deemed to be unreasonable by a court of competent jurisdiction in any respect, then Seller and Purchaser agree that they will submit to the reduction of such restrictions to such extent as the court shall deem reasonable.

                  9.3. INJUNCTIVE RELIEF. Seller acknowledges that a breach by it of the provisions of this Section 9 cannot be reasonably or adequately compensated in damages in an action at law and that such breach will cause Purchaser irreparable injury and damage. By reason thereof, Seller agrees that Purchaser shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to temporary, preliminary and/or permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement, without proof of actual damages that have been or may be caused to Purchaser by such breach or threatened breach.

         10. MISCELLANEOUS PROVISIONS

                  10.1. BUSINESS TERMS GOING FORWARD. Sieb & Meyer shall process each purchase order from Seller received by Sieb & Meyer after the Closing Date and prior to the date Seller has paid in full the Remaining Account Receivable in a similar manner as Sieb & Meyer has processed purchase orders of Seller during the previous two months; provided, however, that prior to the date Seller has paid in full the Remaining Account Receivable, Sieb & Meyer shall be under no obligation to sell or ship any products to Seller in connection with any purchase order unless Seller provides Sieb & Meyer with written confirmation of the Federal Wire Transfer Number for a wire in an amount which is sufficient to cover payment of the products requested in such purchase order.

                  10.2. PURCHASER TO ACT AS AGENT FOR SELLER. Nothing in this Agreement is intended to constitute an agreement to assign any asset, right or claim if such assignment, without the consent of another party, would be ineffective or would constitute a breach of an agreement relating thereto or otherwise adversely affect the value of such asset, right or claim such that Purchaser would not receive all of the value thereof. To the extent any such third party consent is required with respect to any asset, right or claim, then Seller shall provide to Purchaser the benefits thereunder, including without limitation, enforcement thereof for the benefit of Purchaser.

                  10.3. TERMINATION PRIOR TO CLOSING. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date (i) by the mutual written consent of Purchaser and Seller, (ii) by either Purchaser or Seller in writing, without liability to the party terminating this Agreement on account of such termination, if the Closing shall not have occurred on or before October 15, 1996, or (iii) by either Purchaser or Seller in writing, without liability to the party terminating this Agreement on account of such termination, if the non-terminating party (A) fails to perform in any material respect any agreement contained herein required to be performed prior to the Closing Date, or (B) materially breaches any of its representations, warranties or covenants contained herein; provided, however, that termination pursuant to this Section 10.3 shall not relieve the defaulting or breaching party from any liability to the non-defaulting party.

                  10.4. FURTHER ASSURANCES. Each party hereto shall, at any time on or after the Closing Date, execute, acknowledge and deliver any further assignments and other assurances, documents and instruments of transfer, reasonably requested by the other party, and will take any other action that may be requested by the other party, for the purpose of assigning, transferring, granting, conveying and confirming to Purchaser, or reducing to possession, any or all property to be conveyed and transferred by this Agreement. Without limiting the generality of the foregoing, from and after the Closing Date, Seller shall promptly, and in any event within three business days, transfer or convey to Purchaser any cash or other property which may come into Seller's possession relating to the Purchased Assets or the PMC Division.

                  10.5. BULK SALES LAW. Without admitting that the bulk sales law of any state is applicable to the transactions contemplated by this Agreement, the parties waive compliance with the bulk sales laws of all states.

                  10.6. NO THIRD PARTY BENEFICIARIES. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and permitted assigns, and no provision of this Agreement shall be construed as conferring any rights on any third party or parties.

                  10.7. CONFIDENTIALITY; PRESS RELEASES AND ANNOUNCEMENTS. The parties shall, and shall cause their respective employees, officers, directors and other representatives to, hold in strict confidence any and all information or data obtained in connection with this Agreement. Except as may otherwise required by Law, neither party will issue or authorize to be issued any press release or other announcement concerning this Agreement or any of the terms hereof or the transactions contemplated hereby without the prior written approval of the other party.

                  10.8. TAXES. Seller shall pay all sales and use taxes and transfer fees, if any, arising out of the transfer of the Purchased Assets and shall pay its portion, prorated as of the Closing Date, of state and local property taxes. Purchaser shall not be responsible for any payroll, excise, income, business, occupation, withholding or similar tax, or any taxes of any kind, related to any period up to and including the Closing Date.

                  10.9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation at any time made by or on behalf of any party, or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.

                  10.10. EXPENSES. Each of the parties shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

                  10.11. ENTIRE AGREEMENT. All agreements, covenants, representations and warranties, express or implied, oral and written, of the parties with regard to the subject matter of this Agreement are contained in this Agreement, the Schedules and Exhibits hereto, the documents referred to herein or the documents or instruments implementing the provisions hereof. This is an integrated agreement.

                  10.12. GOVERNING LAW AND CHOICE OF FORUM. The validity, construction and performance of this Agreement, and any Action arising out of or relating to this Agreement, shall be governed by the Laws of the State of Ohio, without regard to the Laws as to choice or conflict of Laws.

                  10.13. INTERPRETATION. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party.

The captions of the Sections and Subsections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

                  10.14. WAIVER AND AMENDMENT. This Agreement may be amended, supplemented or modified only through an express written instrument signed by both parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by the other party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

                  10.15. ASSIGNMENT. Neither this Agreement nor any interest herein or right hereunder shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law or otherwise), in whole or in part, by any party without the prior written consent of all other parties. Any attempt at such an assignment without such consent shall be void. Notwithstanding the other provisions of this Section 10.15, if Seller, in connection with any sale of all or substantially all of its assets or any merger or consolidation in which Seller does not survive, obtains a written agreement from the purchaser of such assets or the surviving entity in such merger or consolidation expressly assuming and agreeing to perform, for the benefit of Purchaser, all of Seller's obligations hereunder, then Purchaser's consent shall not be required. Each of the terms, provisions and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

                  10.16. NOTICES. All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient at the addresses set forth below and shall be deemed to have been duly given (i) upon delivery, if served personally on the party to whom notice is to be given, (ii) upon transmittal, if telecopied and receipt is confirmed, or (iii) on the date or receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by air courier:

         If to Seller:              Dynamotion/ATI Corp.
                                    1639 E. Edinger Ave.
                                    Santa Ana, California 92705
                                    Attn:  President
                                    Facsimile:  (714) 541-4469
         with a copy to:            Paul, Hastings, Janofsky & Walker LLP
                                    695 Town Center Drive, Suite 1700
                                    Costa Mesa, California 92626
                                    Attn:  Scott N. Leslie, Esq.
                                    Facsimile:  (714) 979-1921

         If to Purchaser:           PMC Electronics, Inc.
                                    4460 Lake Forest, Suite 228
                                    Cincinnati, Ohio 45242
                                    Attn:  President
                                    Facsimile:  (513) 563-7576

         with copies to:            Sieb & Meyer Elektronik GmbH
                                    Auf dem Schmaarkamp 21
                                    D-21339 Luneberg
                                    Germany
                                    Attn: President
                                    Facsimile:  49-4102-1511

                                    Riordan & McKinzie
                                    695 Town Center Drive, Suite 1500
                                    Costa Mesa, California 92626
                                    Attn:  James W. Loss, Esq.
                                    Facsimile: (714) 549-3244

Any party may give written notice of a change of address in accordance with the provisions of this Section 10.16 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

                  10.17. SEVERABILITY. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement or the application thereof be judicially declared to be or become illegal, invalid, unenforceable or void, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

                  10.18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

"SELLER":                                         "PURCHASER":

DYNAMOTION/ATI CORP.,                             PMC ELECTRONICS, INC.,
a New York corporation                            a Delaware corporation

By:__________________________                     By:__________________________

_____________________________                     _____________________________
Print or Type Name                                Print or Type Name

_____________________________                     _____________________________
Print or Type Title                               Print or Type Title

                                                  "SIEB & MEYER":

                                                  SIEB & MEYER ELEKTRONIK
                                                  GMBH, a German corporation

                                                  By:__________________________

                                                  _____________________________
                                                           Print or Type Name

                                                  _____________________________
                                                           Print or Type Title

                                    EXHIBIT A

                                  BILL OF SALE

         THIS BILL OF SALE (this "Bill of Sale") is being executed and delivered by Dynamotion/ATI Corp., a New York corporation ("Seller"), pursuant to Section 2 of that certain Asset Purchase Agreement dated September 27, 1996 (the "Asset Purchase Agreement"), by and among Seller, PMC Electronics, Inc., a Delaware corporation ("Purchaser"), and Sieb & Meyer Elektronik GmbH, a German corporation. Capitalized terms used herein without definition shall have the meanings given to them in the Asset Purchase Agreement.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby give, grant, bargain, sell, transfer, set over, assign and deliver unto Purchaser, all of Seller's right, title and interest in and to all of the Purchased Assets as such term is defined in Section 1.1 of the Asset Purchase Agreement. The transfer evidenced by this Bill of Sale is made free and clear of all claims, liens, rights, restrictions, equities, security interests, title defects or other encumbrances of any nature.

         Seller hereby covenants that it will, at any time and from time to time, upon written request therefor, execute and deliver to Purchaser, or to Purchaser's successors, nominees or assigns, any new or confirmatory instruments which may be reasonably necessary or desirable in order to protect or to fully assign and transfer to and vest in Purchaser or such successor, nominee or assign, all of Seller's right, title and interest in and to the Purchased Assets.

         This Bill of Sale shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of Seller and Purchaser.

         IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale as of September 30, 1996.

                                             DYNAMOTION/ATI CORP.,

                                             a New York corporation

                                             By:___________________________

                                             ______________________________
                                             Print or Type Name

                                             ______________________________
                                             Print or Type Title

                                    EXHIBIT B

                              ASSUMPTION AGREEMENT

         Pursuant to that certain Asset Purchase Agreement dated as of September 27, 1996 (the "Agreement") by and among Dynamotion/ATI Corp., a New York corporation ("Seller"), PMC Electronics, Inc., a Delaware corporation ("Purchaser"), and Sieb & Meyer Elektronik GmbH, a German corporation, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Purchaser hereby assumes the Assumed Liabilities (as such term is defined in Section 1.4 of the Agreement) by and subject to the terms and conditions of the Agreement. Except as expressly assumed herein, Purchaser does not assume and shall not in any manner be responsible for any Excluded Liabilities (as such term is defined in Section 1.5 of the Agreement).

         Dated this 30th day of September, 1996.

                                             PMC ELECTRONICS, INC.

                                             By:___________________________

                                             Its:__________________________

                              Schedule of Payables

                          Schedule of Assumed Contracts

1.                Seller's Quotation for Advanced Technology Inc. dated as of
                  August 19, 1996

2. Lease between Seller (as lessee) and Pitney Bowes Credit Corporation (as lessor) dated as of January 27, 1994

3.                Letter from Seller to Lawrence E. Schloemer dated August 19,
                  1996

4. Obligations of Seller under outstanding Purchase Orders of Seller as set forth on attached Schedule

5. Obligations of Seller under the Escrow Agreement between Seller, Advanced Technology Inc. and Michael S. Goodman, as escrow agent dated as of August 20, 1996

6. Obligations of Seller under Section 15 of the Purchase and Sale Agreement between Seller and Advanced Technology Inc. dated as of August 20, 1996

7. Obligations of Seller under the Software License Agreement dated November 29, 1995 between Seller and Integrated Systems, Inc.

8. Obligations of Seller under the Master Binary Software License Agreement dated February 28, 1986, as amended, between Seller and Microtec (formerly Ready Systems Corporation)

                      Schedule of Other Assumed Liabilities

1.                Accrued paid time off

2.                Accrued Workers Compensation

3.                Personal property taxes

                             Schedule of Exceptions

3.4               CONSENTS AND APPROVALS

                           Seller is required to file with the Securities and Exchange Commission a Form 8-K related to the disposition of the PMC Division

3.8               FINANCIAL STATEMENTS AND OTHER INFORMATION

                           Seller believes an appropriate and adequate reserve for inventory would be approximately $25,000-$50,000, however, the inventory is currently reserved at approximately $2,500

3.10              ABSENCE OF CERTAIN CHANGES OR EVENTS

                           (ix) Failure to pay or satisfy when due any obligation of the PMC Division.

                           Seller is in default under its credit facility with
                  IBJ Schroder Bank & Trust Company

                           Seller defines past due as any trade payables due
                  more than 45 days. The total past due balance for PMC Division trade payables totals $24,040. See the Schedule of Payables for the detail on the vendors and balances exceeding 45 days

                          Schedule of Tangible Property

                            Schedule of Benefit Plans

Regular employees of Seller are eligible for benefits after 90 days unless otherwise stated.

1.                Medical-California residents are eligible for HMO or PPO.
                           Out of state employees are eligible for PPO only. (See attached rate sheet)

2. Dental and Life insurance is at no cost to the employee. This cost is basically included in the Medical premium. The life insurance policy is two times the employees annual salary up to $50K.

3. Employees are eligible after 90 days to enroll in the 401(k) plan. Enrollment is quarterly and vesting is 100% immediately. Seller matches 20% of the first $2000 of employee deferment. ($400 maximum).

4. Long term disability is available to the employee, at their cost.

5.                Credit Union benefits are also available to employees.

6.                Direct Deposit of payroll checks is available.

7. Paid time off ("PTO") is accrued at date of hire. Attached is the PTO policy.

                         Schedule of Accounts Receivable